Exhibit 99.1

News Release
www.aviatnetworks.com

Aviat Networks Provides Update on Corporate Realignment Initiatives
Company to take aggressive actions to drive to profitability and enhance business structure

SANTA CLARA, Calif. - April 12, 2016 - Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today provided updates on its corporate realignment initiatives and outlined aggressive actions to drive to profitability.
“We’re continuing to see strong demand for our products and services within the Private Network vertical,” said Michael Pangia, president and CEO, Aviat Networks. “However, spending by Mobile Operators continues to be more challenging than anticipated. This will have an impact on our short-term revenue, though we remain well entrenched within this segment, and believe we are positioned for growth as the next generation of technology upgrades comes to market. We are also continuing our realignment transformation and aggressively instituting a series of Lean Six Sigma processes to drive better efficiencies and performance while significantly lowering our cost structure.”
Aviat previously commenced a series of process improvement initiatives geared towards enhancing operational efficiencies, improving gross margins and lowering costs. Based on the impact of these initiatives, the Company will be reducing its net headcount by approximately 87 positions, resulting in an estimated annualized savings of approximately $6.0 - $7.0 million. The majority of workforce reductions are anticipated to take place in Aviat’s Fiscal 2016 fourth quarter.
Aviat will also be implementing the next phase of its corporate realignment programs, which includes office consolidation, the integration of various shared service business units and other cost control measures, which should improve gross profit margins while lowering general and administrative expenses further. Inclusive of the workforce reductions noted above, the Company anticipates overall savings of approximately $14.0 - $16.0 million during Fiscal 2017 compared to Fiscal 2016, with annualized savings higher based on programs deployed throughout the year. Additionally, the Company anticipates that it will incur restructuring expenses associated with these events of approximately $4.0 million.
Mr. Pangia continued, “After analyzing our customers’ spending plans and third-party industry data, we are taking more aggressive actions now to realign the organization to be profitable at a lower revenue run-rate than previously anticipated. We believe we have leading technologies and differentiated services that address our customers’ needs globally, and we will continue to invest in these areas. As a result of the improvements made to date, we’re in a better position to expedite our plans with a focus on generating positive Adjusted EBITDA in the first half of Fiscal 2017.”
On January 4, 2016, Aviat Networks received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive business days. The Board of Directors intends to implement a plan that addresses the Company’s non- compliance prior to the 180-day period granted by Nasdaq.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. Headquartered in Santa Clara, California, and with more than one million systems sold in over 140 countries, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next-generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks’ high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act including Aviat Networks’ beliefs and expectations regarding market positioning, demand within private network and mobile operator verticals, process improvement programs, potential for growth, ability to generate positive cash flow and be EBITDA positive, increase in the funnel, ability to improve gross margins, estimated costs and savings from restructuring efforts, profitability and opportunities for improved performance in the second half of the year and into fiscal 2017. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the possible delisting of our stock from the Nasdaq Stock Market;

•	material weaknesses identified in our system of internal control and associated remediation efforts and investments and other actions needed to remedy those material weaknesses;

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact our liquidity;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 30, 2015 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
###
Media Contact: Gary Croke, Aviat Networks, Inc., gary.croke@aviatnet.com
Investor Contact: Glenn Wiener, GW Communications, gwiener@GWCco.com